Registration No. 333-

As filed with the Securities and Exchange Commission on November 17, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Very Good Food Company Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2748 Rupert Street

Vancouver, British Columbia

Canada V5M 3T7

(Address of Principal Executive Offices) (Zip Code)

The Very Good Food Company Inc.

Stock Option Plan

(Full title of the plan)

VGFC Holdings LLC

220 S. 1st Street

Patterson, California

95363

(Name and address of agent for service)

+1 (855) 526-9254

(Telephone number, including area code, of agent for service)

Copies to:

Christopher R. Bornhorst, Esq.

Ellie Kang, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036, USA

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value(1)(2)	1,500,000	$1.49	$2,235,000	$207.19

This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares, no par value per share (“Common Shares”), of The Very Good Food Company Inc. (the “Registrant”) reserved for future issuance upon vesting and exercise from time to time of options issued or issuable pursuant to The Very Good Food Company Inc. Stock Option Plan (the “Plan”).

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes any additional Common Shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or other similar transaction.

(2)

Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee for Common Shares to be issued pursuant to the Plan, based on the average of the high and low prices reported for a Common Share on The Nasdaq Stock Market LLC on November 16, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with or furnished to the Commission by The Very Good Food Company Inc., a corporation organized under the laws of British Columbia, Canada (the “Corporation” or the “Registrant”), are incorporated herein by reference and made a part hereof:

(a)

Exhibits 4.1 to 4.7 of the Registrant’s Registration Statement on Form F-10 (File No. 333-260064) (the “F-10 Registration Statement”) filed with the Commission on October 5, 2021, including the Registrant’s audited financial statements for the fiscal year ended December 31, 2020;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the October 8, 2021 (the effective date of the F-10 Registration Statement); and

(c)

the description of the Corporation’s Common Shares, under the section captioned “Description of Securities– Description of Common Shares” in the prospectus included in the F-10 Registration Statement and incorporated by reference in the Registrant’s registration statement on Form 8-A12B filed on October 7, 2021 (File No. 001-40892) under the Exchange Act, including any amendment or report filed for the purposes of updating such description.

All documents or reports subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports; provided that reports on Form 6-K shall only be deemed so incorporated by reference to the extent expressly stated therein. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant, a director or officer of another corporation that at the time the corporation is or was an affiliate of the Registrant or who, at the request of the Registrant, is or was a director or officer or holds a position equivalent to that of, a director or officer of a corporation, partnership, trust, joint venture or other unincorporated entity, against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual if the indemnity or payment is prohibited by the Registrants memorandum of articles and unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a proceeding other than a civil proceeding the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys reasonably incurred to an individual described above for the costs, charges and expenses, including legal and other fees, of a proceeding described above; however, the individual shall provide the Registrant with a written undertaking that should the payment of costs, charges and expenses of a proceeding be determined to be prohibited under the BCBCA, the individual shall repay the moneys.

The articles of the Registrant provide that, the Registrant shall indemnify a director or former director of the Registrant and their heirs and legal representatives against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action. The articles of the Registrant also provide that the Registrant may purchase and maintain such insurance for the benefit of a director, officer, employee or agent of the Registrant, a former director, officer, employee or agent of the Registrant, an individual who at the request of the Registrant is or was a director, officer, employee or agent of a corporation or of a partnership, joint venture or other unincorporated entity or an individual who at the request of the Registrant holds or held a position equivalent to that of a director or officer of a partnership, joint venture or other unincorporated entity, against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburse the registrant for payments made pursuant to the indemnity provisions under the articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS.

See Exhibit Index before the signature page.

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation and Certificate of Change of Name of The Very Good Food Company Inc.

4.2	Articles of The Very Good Food Company Inc.

5.1	Opinion of Torys LLP

23.1	Consent of Torys LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

23.3	Consent of DMCL LLP

24.1	Power of Attorney (included on signature page)

99.1	The Very Good Food Company Inc. Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 17th day of November, 2021.

THE VERY GOOD FOOD COMPANY INC.

By:	/s/ Mitchell Scott
Name: Mitchell Scott Title: Chairman & Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Mitchell Scott and Kamini Hitkari and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 17th day of November 2021.

Name	Title
/s/ Mitchell Scott	Chairman and Chief Executive Officer
Mitchell Scott	(Principal Executive Officer)

/s/ Kamini Hitkari	Chief Financial Officer and Corporate Secretary
Kamini Hitkari	(Principal Financial and Accounting Officer)

/s/ James Davison	Chief Research & Development Officer and Director
James Davison

/s/ William Tolany	Director
William Tolany

/s/ Ana Silva	President and Director
Ana Silva

/s/ Dela Salem	Director
Dela Salem

/s/ Justin Steinbach	Director
Justin Steinbach

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the Registrant’s duly authorized representative in the United States has signed this Registration Statement on this 17th day of November 2021:

VGFC HOLDINGS LLC

By:	/s/ Mitchell Scott
Name: Mitchell Scott Title: Manager